BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

                        MPD MEDICAL ASSOCIATES (MA), P.C.


         THIS AMENDMENT NO. 1 TO SERVICE AGREEMENT ("Amendment No. 1"), is dated March 5, 2002 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and MPD Medical Associates (MA), P.C., a Massachusetts professional corporation, with its principal place of business at Deaconess-Waltham Hospital, 9 Hope Avenue, Waltham, Massachusetts 02454 ("PC").

                                    RECITALS:

         WHEREAS, INMD and PC are parties to a Service Agreement dated May 25, 2001, as amended (the "Agreement");

         WHEREAS, as a result of uncertainties regarding the future availability of PC's current Facilities, it is the intent of the parties that pursuant to the Agreement INMD provide for new Facilities for PC and negotiate and enter into, on or before December 31, 2002 a 10-year lease for such new Facilities (the "New Lease"); and

         WHEREAS, INMD and PC wish to amend further the Agreement, in pertinent part, to modify certain financial and other terms and conditions.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Agreement, as amended, INMD and PC agree as follows:

         1. All capitalized terms used herein shall have the meaning ascribed to the term in the Agreement unless otherwise indicated herein.

         2. Section 7.1.5 is hereby deleted in its entirety and the following is substituted therefor:

         "7.1.5 Commencing with the execution (the "Lease Date") of the lease for the new Facilities that INMD will provide for PC (the "New Lease"), an Additional Service Fee, paid monthly, but reconciled quarterly, in accordance with the following table:



         Applicable Period                           Additional Service Fee
         --------------------------------------      ----------------------

         Jan. 1, 2002 - Lease Date                            20% of PDE
         Lease Date - 1st Anniversary thereof                 19% of PDE
         1st Ann. Lease Date - 2d Ann.                        18% of PDE
         2d Ann. Lease Date - 3d Ann.                         17% of PDE
         3d Ann. Lease Date - 4th Ann.                        16% of PDE
         4th Ann. Lease Date - 5th Ann.                       15% of PDE
         5th Ann. Lease Date - 6th Ann.                       14% of PDE
         6th Ann. Lease Date - 7th Ann.                       13% of PDE
         7th Ann. Lease Date - 8th Ann.                       12% of PDE
         8th Ann. Lease Date - 9th Ann.                       11% of PDE
         9th Ann. Lease Date - 10th Ann.                      10% of PDE

         The Additional Service Fee for a given calendar year shall be finally reconciled using the weighted average of the applicable percentages for such year (based upon the number of months such percentages are in effect), provided however, the Service Fee for the final partial calendar year hereunder shall be 10%."

         3. The first sentence of Section 8.1 is hereby deleted in its entirety and the following is substituted therefor:

         "The term of this Agreement shall begin as of January 1, 2001 (the "Effective Date") and shall expire on the later of (i) February 28, 2012 or (ii) upon the expiration of the initial term of the New Lease (the "Term") unless earlier terminated pursuant to Article 9, below. INMD agrees to use its best efforts to ensure that the New Lease (x) has an initial term of ten (10) years and (y) may be assigned to PC without the consent of the Landlord. In addition, INMD agrees that if so requested in writing by PC, upon expiration of the Term (or, if this Agreement is extended, the Extended Term, as defined below) of this Agreement, it will assign all of tenant's rights and interests in, and obligations under, the New Lease to PC, provided however, INMD shall be obligated to so assign the New Lease only if INMD is fully discharged by the Landlord of its obligations under said New Lease. Notwithstanding the foregoing, any termination of this Agreement pursuant to the provisions of Article 9 hereof shall be governed by the provisions of said Article 9 and Article 10 hereof."

         4. A new Section 7.6 is hereby added to the Agreement as follows:

                  "7.6 FIXED ASSET INTEREST. Except as provided below, PC will not be charged any interest (whether directly or as a Cost of Services) on INMD net fixed assets, leasehold improvements or equipment at the Facilities (the "Fixed Assets"). PC agrees to pay INMD interest equal to the prime rate of INMD's primary bank, plus two (2%), on new (i.e., assets or equipment acquired after the date hereof or leasehold improvements made at the Facilities covered by the New Lease) INMD Fixed Assets at the Facilities in excess of $2.0 million, such interest being a Cost of Services."

         5. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same agreement.

         6. All other provisions of the Agreement, as amended, not in conflict with this Amendment No. 1 remain in full force and effect.

7. Notwithstanding any provision hereof to the contrary Sections 2, 3 and 4 of this Amendment No. 1 shall take effect only upon execution of a New Lease, provided however, in the event that a New Lease is not executed prior to January 1, 2003, this Amendment No. 1 shall terminate and be of no force or effect, unless otherwise agreed in writing by the parties hereto.

         IN WITNESS WHEREOF, the parties have signed this Amendment No.1 as of the date first written above.


INTEGRAMED AMERICA, INC.


By:/s/Gerardo Canet
   ------------------------------------------------
      Gerardo Canet, President


MPD MEDICAL ASSOCIATES (MA), P.C.


By:/s/Patricia McShane
   ------------------------------------------------
      Patricia McShane, M.D., President